Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below (this “Agreement”), is entered into by and between Safe and Green Development Corporation, a Delaware corporation, with headquarters located at 100 Biscayne Blvd., #1201, Miami, FL 33132 (the “Company”), and the signatories hereto (collectively, the “Buyers”).

W I T N E S S E T H:

WHEREAS, the Company and the Buyers, severally and not jointly, are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(c), as promulgated thereunder by the U.S. Securities and Exchange Commission; and

WHEREAS, the Buyers, severally and not jointly, wish to purchase, upon the terms and subject to the conditions of this Agreement, 483,372 shares (the “Shares”) of common stock, par value $.001 per share, of the Company (the “Common Stock”), together with common stock purchase warrants (the “Warrants”), in the form attached hereto as Exhibit A, to purchase 483,372 shares of Common Stock (the “Warrant Shares”), for the purchase price of Five Hundred Sixty Thousand Four Hundred Twenty-Two Dollars ($560,422). For each Share sold there will be one accompanying Warrant sold.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers, severally and not jointly, intending to be legally bound hereby, agree as follows:

1. AGREEMENT TO PURCHASE SECURITIES; PURCHASE PRICE.

a. Purchase. The Buyers, severally and not jointly, hereby irrevocably agree, in accordance with the amounts set forth on their respective signature page hereto, to purchase the Shares, at an aggregate purchase price of Five Hundred Thousand Dollars ($500,000) and the Warrants at an aggregate purchase price of Sixty Thousand Four Hundred Twenty-Two Dollars ($60,422) for an aggregate purchase price of Five Hundred Sixty Thousand Four Hundred Twenty-Two Dollars ($560,422) on the date hereof. For each Share sold there will be one accompanying Warrant sold.

The “Purchase Price” for the Shares and Warrants sold shall be $0.9094 per Share and $0.125 per accompanying Warrant, and the exercise price of the Warrants sold, shall be $0.9094 per share of Common Stock, which is equal to the lower of: (I) the last closing price of the Common Stock immediately prior to the time of execution of this Agreement and (ii) the average closing price of the Common Stock over the five (5) trading days preceding the execution of this Agreement. Notwithstanding anything herein to the contrary, a Buyer may elect to purchase Pre-Funded Warrants to purchase one share of Common Stock at an exercise price of $0.0001 per share of Common Stock, in the form attached hereto as Exhibit B, in lieu of Shares that would cause such Buyer’s beneficial ownership of Common Stock to be more than the Beneficial Ownership Limitation. The Purchase Price applicable to the Pre-Funded Warrant shall be $0.9094 a less the $0.0001 per share exercise price of each such Pre-Funded Warrant. For each Pre-Funded Warrant sold there will be one accompanying Warrant sold.

The “Beneficial Ownership Limitation” shall be 4.99% (or, at the election of each Buyer at Closing, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of the Securities on the Closing Date. The Shares, the Warrants and the Pre-Funded Warrants are collectively referred to herein as the “Securities”.

b. Form of Payment. The Buyers, severally and not jointly, shall pay the Purchase Price for the Securities by wiring immediately available good funds in United States Dollars to the Company at:

Beneficiary Name: Safe and Green Development Corporation

Beneficiary Address: 5011 Gate Parkway, Jacksonville FL, 32256

ABA: 066004367

Account: 30000509383

Beneficiary Bank: City National Bank of Florida

Beneficiary Bank Address: 100 SE 2nd Street, Miami, FL 33131

2. REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

Each Buyer, severally and not jointly, represents and warrants to, and covenants and agrees with, the Company as follows:

a. Such Buyer is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b. Such Buyer is (i) an “accredited investor”, as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

c. Such Buyer acknowledges that the Company has not registered the offer and sale of the Securities under the Securities Act or any state securities laws, and that the Shares may not be pledged, transferred, sold, offered for sale, hypothecated or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

d. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgements, and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities and that such Buyer agrees to indemnify and hold harmless the Company and its respective officers, directors, and stockholders, from any and all damages, losses, costs, and expenses (including reasonable attorneys’ fees) that they may incur, by reason of any breach of any of the statements or representations made by such Buyer herein.

e. The execution and delivery of this Agreement by such Buyer, and the consummation by such Buyer of the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by such Buyer of any of the terms or provisions of, or constitute a default under (i) the organizational documents of such Buyer, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which such Buyer is a party or by which it or any of its properties or assets are bound, (iii) to such Buyer’s knowledge, any existing applicable law, rule, order, or regulation or any applicable decree, judgment, except for any such conflict, breach, or default that would not have a material adverse effect on the transactions contemplated herein.

f. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances, and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, such Buyer has also had the opportunity to obtain and to review the Company’s Current Reports on Form 8-K as filed on April 10, 2025, June 4, 2025, June 24, 2025, June 27, 2025, and July 2, 2025, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, and Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) (collectively, the “Company’s SEC Documents”). Neither the Company nor any other person on its behalf has made any representations to such Buyer except as contained in the Company’s SEC Documents and, in making the decision to purchase the Securities, such Buyer has not relied on any representation or information other than those that such Buyer has independently investigated and verified.

g. Such Buyer understands that its investment in the Securities involves a high degree of risk and that such Buyer can bear the economic risk of the purchase of the Securities, including total loss of its investment. Such Buyer has adequate means of providing for current needs and has no need for liquidity in the investment. Such Buyer acknowledges it has carefully reviewed and considered the factors discussed in the “Risk Factors” section of the Company’s SEC Documents prior to making an investment decision.

h. Such Buyer represents that such Buyer is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

i. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

j. This Agreement has been duly and validly authorized, executed, and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer, enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

3. COMPANY REPRESENTATIONS, ETC.

The Company represents and warrants to each Buyer that:

a. Reporting Company Status. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary other than those jurisdictions in which the failure so to qualify would not have a material and adverse effect on the business, operations, properties, prospects, or condition (financial or otherwise) of the Company. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

b. Authorized Shares. The Shares have been duly authorized for issuance by the Company, and, upon closing and the receipt of the relevant Purchase Price, will be validly issued, fully paid, and non-assessable. The Warrants have been duly authorized for issuance by the Company and the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized for issuance by the Company, and, upon issuance upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid, and non-assessable

c. Securities Purchase Agreement. This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company; and this Agreement and the Warrants, when executed and delivered by the Company, will each be, a valid and binding agreement of the Company, enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

d. Non-contravention. The execution and delivery of this Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, (iii) to its knowledge, after due inquiry, any existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) to its knowledge, after due inquiry, order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except any for such conflict, breach, or default that would not have a material adverse effect on the transactions contemplated herein. The Company is not in violation of any material laws, governmental orders, rules, regulations, or ordinances to which its property, real, personal, mixed, tangible or intangible, or its businesses related to such properties, are subject.

e. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, The Nasdaq Stock Market, or other stock exchange is required to be obtained by the Company for the sale of the Shares and Warrants to the Buyer as contemplated by this Agreement, except such authorizations, approvals, and consents that have been obtained.

f. SEC Documents, Financial Statements. The Company has filed on a timely basis all reports, schedules, forms, statements, and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d); provided the Buyers, severally and not jointly, acknowledge that, while the Company filed on June 5, 2025 with the SEC a Current Report on Form 8-K to report the consummation of the acquisition of Resource Group US Holdings LLC, the Company has not yet filed the financial statements and pro forma financial information required under Items 9.01(a) and (b) of Form 8-K, which were excluded from the June 5, 2025 Form 8-K filing in reliance on the instructions to such items. The Company has not provided to the Buyers any information, which, according to applicable law, rule, or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state, and local laws, rules, and regulations applicable to such SEC Documents, and they did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

g. Absence of Certain Changes. Since March 31, 2025, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company.

h. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally) or as disclosed in the documents referred to in Section 3(f), that has not been disclosed in writing to each Buyer that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a. Transfer Restrictions. Each Buyer acknowledges that (i) the Securities have not been registered under the provisions of the Securities Act and may not be transferred unless (A) subsequently registered thereunder, as provided for herein, or (B) such Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope, and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration and (ii) any sale of any Securities, made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

b. Restrictive Legend. Each Buyer, severally and not jointly, acknowledges and agrees that the Securities, until such time as such has been registered under the Securities Act as hereinafter contemplated, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer thereof):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND THESE SECURITIES CANNOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE AT THE TIME OF THAT TRANSFER.

c. Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to each Buyer promptly after such filing.

d. Reporting Status. So long as any Buyer beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act or the rules and regulations thereunder would permit such termination.

5. RIGHTS OF FIRST REFUSAL; EXCLUSIVITY; TAIL.

a. Primary Right of First Refusal. In the event that at any time within 75 days after the date hereof, the Company proposes to issue, sell, grant, or otherwise distribute (a “ROFR Transaction”) any class or series of its equity securities, any class or series of its equity securities that is convertible into any other class or series of its equity securities, any of its debt securities, whether or not exercisable for any class or series of its equity securities, or any right, option, or warrant exercisable for any class or series of its equity securities (the “ROFR Securities”), each Buyer, severally and not jointly, but in a manner to be determined by the holders of a majority of the then-outstanding Securities, assuming that, for this purpose, all of the Warrants have been exercised, shall have the “Right of First Refusal” with respect to all of such ROFR Securities. If the Company proposes any such issuance, sale, grant, or other distribution, the Company shall give a written “ROFR Notice” to each Buyer describing fully the proposed issuance, sale, grant, or other distribution, including all terms thereof and parties thereto of the proposed ROFR Transaction and proof satisfactory to each Buyer that the proposed ROFR Transaction will not violate any applicable federal, state, or foreign securities laws. The ROFR Notice shall be signed by the Chief Executive Officer and the Secretary of the Company and the proposed issue, purchaser, grantee, or distribute of the proposed ROFR Transaction and must constitute a binding commitment of the Company and such other parties to the proposed ROFR Transaction. The Buyers, collectively, shall have the right to any or all of the ROFR Securities (subject, however, to any limitations by Nasdaq on the terms set forth in the ROFR Notice and to any change in such terms provided by delivery of an amended ROFR Notice within 30 days after the date when the ROFR Notice was received by each Buyer). Each Buyer shall have 5 days from its receipt of the ROFR Notice to accept the terms thereof and to subscribe for the ROFR Transaction to purchase some or all of the ROFR Securities. These “ROFR Rights” shall expire upon: (i) the failure of Buyers to present to the Company within three (3) business days of the date hereof a $100,000,000 or greater private placement financing with a third-party (the “Treasury Opportunity”), with Dawson James Securities, Inc. as the exclusive placement agent, to establish a cryptocurrency treasury reserve; (ii) the failure of the Company to enter into an letter of intent (“Letter of Intent”) with a third-party for a $100,000,000 or greater Treasury Opportunity within fifteen (15) business days of the date the Treasury Opportunity is presented to the Company; or (iii) the failure of the Company to consummate a $100,000,000 or greater Treasury Opportunity thirty (30) days from the execution of the Letter of Intent (each individually, a “Treasury Opportunity Failure”, and collectively, the “Treasury Opportunity Failures”). For the avoidance of doubt, the Company’s execution of any such letter of intent or closing documents in connection with a Treasury Opportunity transaction shall be subject to the Company’s review and approval, to be exercised at its sole discretion. Notwithstanding anything to the contrary set forth above, the Right of First Refusal shall not be applicable with respect to an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company and (b) securities issued upon the exercise or exchange of or conversion of the Warrants issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities.

b. Limitations on Equity Sales and Debt Placements. In the event that none of the Buyers exercises its ROFR Rights for all of the ROFR Securities, the Company may not enter into a proposed ROFR Transaction in respect of ROFR Securities without the prior, written, consent of the holders of a majority of the then-outstanding Securities, which consent may be withheld, delayed, denied, or conditioned for any reason or for no reason in the sole and absolute discretion of such holders. Notwithstanding the foregoing, these limitations shall expire upon a Treasury Opportunity Failure.

c. Exclusivity. Between the date hereof and the date of a Treasury Opportunity Failure, the Company will not, enter into, nor agree to enter into, any agreement, or engage in or otherwise pursue any discussions, negotiations, and/or other activities, with any third party concerning any transaction or potential transaction that would result in gross proceeds to the Company of not more than $2,000,000, regardless of the form or structure of such transaction, that would or could reasonably be expected to preclude, interfere with, impede, delay, or serve as a substitute for or alternative to the consummation of the Treasury Opportunity.

d. Tail. From and after the date of a Treasury Opportunity Failure, until the one-year anniversary hereof, the Company shall neither enter into, nor agree to enter into, nor write an option to enter into, nor agree to write an option to enter into, or in any other way become bound to enter into, or agree to become bound to enter into, any agreement relating to a potential transaction similar to the Treasury Opportunity with any party first introduced to the Company by Bill Panagiotakopoulos in connection with a potential Treasury Opportunity pursuant to this Agreement.

6. PERSONNEL CHANGE. Following the closing of the sale of the Shares and Warrants hereunder, the Company and Bill Panagiotakopoulos shall enter into a Consulting Agreement in the form attached hereto as Exhibit C, pursuant to which the Company shall appoint him as an executive consultant (“Executive Consultant”) at an annual salary of Two Hundred Thousand Dollars ($200,000) payable in bi-weekly installments on the 15th and last day of each month to explore the Treasury Opportunity and appoint him to the Company’s Board of Directors as a Class II Director. As a condition to his appointment as Executive Consultant to the Company and a Director, Mr. Panagiotakopoulos hereby irrevocably agrees that, if (i) a $100,000,000 Treasury Opportunity or greater is not presented to the Company within 3 business days from the date hereof; (ii) a Letter of Intent for a $100,000,000 Treasury Opportunity is not executed by the Company and a third party introduced to the Company by Buyers within 15 business days from the date the Treasury Opportunity is presented to the Company; (iii) a $100,000,000 Treasury Opportunity is not consummated by the Company and a party introduced to the Company by Buyers within 30 days of the execution of the Letter of Intent; or (iv) the Company shall reasonably determine that the information set forth in the Officers & Directors Questionnaire provided by Mr. Panagiotakopoulos shall be incorrect in any material respect (collectively, the “Resignation Trigger Events”), he will immediately resign as Executive Consultant to the Company and as a Director of the Company and the Company shall have no further payment obligations to him. In addition, as a condition of his appointment, Mr. Panagiotakopoulos shall provide upon execution of this Agreement an irrevocable contingent letter of resignation as Executive Consultant to the Company and as a Director, in such form as shall be acceptable to the Company, that will be effective solely upon the occurrence of a Resignation Trigger Event. For the avoidance of doubt, the Company’s execution of any such letter of intent or closing documents in connection with a Treasury Opportunity transaction shall be subject to the Company’s review and approval, to be exercised at its sole discretion. In the event the Treasury Opportunity transaction is consummated by the Company, Mr. Panagiotakopoulos will thereupon be appointed as Chief Executive Officer of the Company at an annual salary of Two Hundred Thousand Dollars ($200,000) and, subject to and following the Plan being amended to increase the number of shares of Company’s common stock issuable thereunder, will receive a Restricted Stock Award under the Company’s 2023 Incentive Compensation Plan (the “Plan”) for Three Hundred Thousand (300,000) shares of the Company’s common stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

7. CANCELLATION OF SERIES A PREFERRED STOCK. Promptly upon the completion of the proposed $100,000,000 Treasury Opportunity, the Company, with the permission of Resource Group US Holdings LLC, a Florida limited liability company (“Resource Group”), and the former members of Resource Group (the “Resource Group Equityholders”), shall use its best efforts to unwind the transactions effected by that certain Membership Interest Purchase Agreement, dated February 25, 2025 (the “Purchase Agreement”), with Resource Group and the Resource Group Equityholders, as amended on June 2, 2025, such that, inter alia, all of the 1,500,000 shares of non-voting Series A Convertible Preferred Stock shall then and there be cancelled.

8. USE OF PROCEEDS. The use of proceeds resulting from the purchase of the Securities shall be applied as follows: (i) $100,000 will be used to reimburse for certain deferred expenses incurred by management on behalf of the Company, (ii) $200,000 will be used to pay certain outstanding legal fees due to Blank Rome LLP, and (iii) the balance of the proceeds will be used for working capital, as determined by existing management, subject to Bill Panagiotakopoulos’ consent, which shall not be unreasonably withheld, delayed, denied, or conditioned.

9. ARENA NOTES. The Buyers acknowledge and agree that for a period of sixty (60) days after the occurrence of a Treasury Opportunity Failure the Company shall have the right to redeem or identify a third-party purchaser who will purchase the outstanding debentures which were initially issued to Arena Special Opportunities Partners II, LP, Arena Special Opportunities (Offshore) Master, LP, Arena Special Opportunities Partners III, LP, and Arena Special Opportunities Fund, LP (the “Arena Debentures”) which are being purchased by affiliates of the Buyers contemporaneously with the execution of this Agreement at a redemption or purchase price of 115% of the outstanding principal. The Company covenants and agrees not to redeem (or identify a third-party purchaser to purchase) the Arena Debentures unless and until the occurrence of a Treasury Opportunity Failure.

10. GOVERNING LAW; MISCELLANEOUS. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) by email or personal delivery or (b) if advance copy is given by fax, (ii) seven business days after deposit in the United States Postal Service by regular or certified mail, postage prepaid, return receipt requested, or (iii) three business days after deposit with an international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:	Safe and Green Development Corporation
100 Biscayne Blvd., #1201
Miami, FL 33132
Attention: Nicolai Brune, Chief Financial Officer
Facsimile number: ________________
Email:

with a copy to:	Blank Rome LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: Hank Gracin, Esq.
Facsimile: (212) 885-5362
Email:

BUYER:	At the address for such Buyer set forth on the signature page of this Agreement.

with a copy to:	as noted on the signature page for such Buyer of this Agreement.

12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned, as noted hereinbelow, or by one of its officers thereunto duly authorized as of the date set forth below.

2195582 Ontario Inc.		Address:	499 Briar Hill Avenue
Printed Name of Buyer			Toronto ON, M5N 1M8, Canada

By:	/s/ Benjamin Shapiro	Fax No.
(Signature of Authorized Person)

Benjamin Shapiro - Director		Jurisdiction	Ontario, Canada
Printed Name and Title		of incorporation
or organization

Email address
Taxpayer identification number
or social security number, as applicable

Benjamin Shapiro		Address:	499 Briar Hill Avenue
Printed Name of Notice Party			Toronto ON, M5N 1M8, Canada

Fax No.

Number of shares of Common Stock
subscribed for: 154,846

Number of Warrants
subscribed for: 215,632

Number of Pre-Funded Warrants
subscribed for: 60,783

Subscription Amount: $250,000

[SECURITIES PURCHASE AGREEMENT – Safe and Green Development Corporation]

IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned, as noted hereinbelow, or by one of its officers thereunto duly authorized as of the date set forth below.

Strategic EP, LLC		Address:	1050 Crown Point Parkway
Printed Name of Buyer			Atlanta, GA 30338

By:	/s/ Alex Deitch	Fax No.
(Signature of Authorized Person)

Alex Deitch/ Manager		Jurisdiction	Fulton County/ USA
Printed Name and Title		of incorporation
or organization

Email address
Taxpayer identification number
or social security number, as applicable

Address:
Printed Name of Notice Party

Fax No.

Number of shares of Common Stock
subscribed for: 154,846

Number of Warrants
subscribed for: 267,744

Number of Pre-Funded Warrants
subscribed for: 112,897

Subscription Amount: $310,422

[SECURITIES PURCHASE AGREEMENT – Safe and Green Development Corporation]

ACKNOWLEDGED AND AGREED

as to Section 9 above

Mill End CapitAl Ltd

By:	/s/ George Sandhu
Name:	George Sandhu
Title:	Authorized Officer

NORTH YORK LTD

By:	/s/ Ashwood Forbes
Name:	Ashwood Forbes
Title:	Director

INDIGO CAPITAL LLC

By:	/s/ Christian Girodet
Name:	Christian Girodet
Title:	Authorized Officer

STRATEGIC EP LLC

By:	/s/ Alex Deitch
Name:	Alex Deitch
Title:	Manager

[SECURITIES PURCHASE AGREEMENT – Safe and Green Development Corporation]

This Agreement has been accepted as of the date set forth below.

SAFE AND GREEN CORPORATION

By:	/s/ David Villarreal
Name:	David Villarreal
Title:	Chief Executive Officer
Dated:	July 29, 2025

[SECURITIES PURCHASE AGREEMENT – Safe and Green Development Corporation]

ACKNOWLEDGED AND AGREED

as to Section 6 above

/s/ Bill Panagiotakopoulos
BILL PANAGIOTAKOPOULOS

[SECURITIES PURCHASE AGREEMENT – Safe and Green Development Corporation]